QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

April 28, 2010

Venoco, Inc.
370 17th Street
Suite 3900
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the incorporation by reference of information concerning our estimates of reserves and related revenues from the Annual Report on Form 10-K of Venoco, Inc. for the year ending December 31, 2009 in this Registration Statement of Venoco, Inc. on Form S-3.

Very truly yours,
/s/ DEGOLYER AND MACNAUGHTON DeGOLYER and MacNAUGHTON

QuickLinks

  Exhibit 23.4